UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                           June 6, 2012

SOLTERA MINING CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-51841 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
20801 Biscayne Boulevard, 4th Floor, Aventura, Florida (Address of principal executive offices)		33180 (Zip Code)

Registrant’s telephone number, including area code  303 800 5752

10 Cromwell Place, London, United Kingdom, SW7 2JN
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 3.02.	Unregistered Sales of Equity Securities.

On February 2, 2012, the board of directors authorized the issuance of 999,991 restricted shares of common stock for the exercise of 999,991 restricted non-transferable share purchase warrants at an exercise price of $0.15 per warrant.  Soltera received from Goldlake Italia S.p.A. a completed and signed Subscription Form and funds in the amount of US$149,998.70 representing the full payment for the exercise of the warrants and the issuance of restricted shares of common stock.

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In addition, on April 22, 2012, the board of directors authorized the issuance of an additional 2,000,138 restricted shares of common stock for the exercise of 2,000,138 restricted non-transferable share purchase warrants at an exercise price of $0.15 per warrant.  Soltera received from Goldlake Italia S.p.A. a completed and signed Subscription Form and funds in the amount of US$300,020.61 representing the full payment for this second exercise of the warrants and the issuance of restricted shares of common stock.
For the exercise of warrants, Soltera relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission for the issuance of the restricted shares of common stock to Goldlake Italia S.p.A. as a non-US subscriber outside the United States.  The value of the restricted shares of common stock was agreed upon between the parties of the Financing Agreement.  Management is satisfied that Soltera complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933.  The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation.  Soltera received from the subscriber certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares and warrants for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares or warrants with any buyer.  No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

The investment funds will be used primarily for working capital.

See Exhibit 10.22 – Financing Agreement for more details.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Both Alessandro Murroni and Arnaldo Massini have consented to being appointed an additional director of Soltera.  On April 24, 2012, Mr. Murroni and Mr. Massini were appointed as an additional director of Soltera by the Board of Directors.

Mr. Alessandro Murroni (45 years old) has been the Managing Director of the Goldlake-owned Five Star Mining S.A. de C.V. and Eurocantera S.A. de C.V., both Honduran mining companies, for the past five years.  Mr. Murroni received his mining degree at the G. Asproni Technical Mining Institute in Iglesias, Italy.

Mr. Arnaldo Massini (71 years old) is an Italian Chartered Auditor of Accounts and has been a Goldlake Director for the past five years.  Mr. Massini joined the Goldlake Group in 2003 and contributed to the founding of their companies in both the UK and Central America.  Mr. Massini is currently CFO and Vice President of the Goldlake Group.  Mr. Massini is also the Chairman of Goldlake-owned Five Star Mining SA de CV, Vice President of Eurocantera SA de CV, and CEO of Terra di Nocera Umbra Srl.

Neither Mr. Murroni nor Mr. Massini holds a directorship in any other reporting company.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that Soltera was or is a party to in which either Mr. Murroni or Mr. Massini had or is to have a direct or indirect material interest, with the exception of the Financing Agreement with Goldlake Italia S.p.A.  Mr. Massini has a 9.853% indirect interest in the capital of Goldlake Italia S.p.A.

Item 7.01.  Regulation FD Disclosure.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.22, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.22 is incorporated herein by reference.

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Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.22
Financing Agreement dated June 9, 2010 between Soltera Mining Corp. and Goldlake Italia S.p.A., filed as an Exhibit to Soltera’s Form 8-K (Current Report) on June 18, 2010 and incorporated herein by reference.
Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Soltera Mining Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SOLTERA MINING CORP.

Dated: June 6, 2012	By: /s/ Fabio Montanari
Fabio Montanari – CEO & Director

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